Exhibit 99.2

May 1, 2013

National Bank Holdings Corporation Announces Quarterly Dividend

Greenwood Village, Colorado, May 1, 2013 - (BusinessWire) – National Bank Holdings Corporation (NYSE: NBHC) announced today that the Board of Directors has approved a cash dividend to shareholders. The quarterly cash dividend of five cents ($0.05) per share of common stock will be payable on June 14, 2013 to shareholders of record at the close of business on May 31, 2013.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality customer service and committed to shareholder results. National Bank Holdings Corporation currently operates a network of 101 full-service banking centers, with the majority of those banking centers located in Colorado and the greater Kansas City region. Through its subsidiary, NBH Bank, N.A., it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and California and Hillcrest Bank in Texas.

Forward Looking Statements

This Press Release contains forward-looking statements. Any statements about NBHC’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. NBHC’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, which are more fully described in NBHC’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and NBHC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Investors: Brian Lilly, Chief Financial Officer, (720) 529-3315, blilly@nationalbankholdings.com

Media: Kris Mapes, Executive Assistant, (720) 529-3372, kmapes@nationalbankholdings.com